UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 5, 2006

Date of Report (Date of earliest event reported)

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.  (17 CFR 240.13c-4(c))

Item 1.01                        Entry into a Material Definitive Agreement.

On October 5, 2006, Papeteries de Mauduit S.A.S., (“PdM”), an indirect French subsidiary of Schweitzer-Mauduit International, Inc., entered into an agreement for the supply of 100% of its requirements for natural gas supply and associated distribution to service its paper mill located in Quimperlè, France.  The PdM mill produces papers for the tobacco industry and other specialty paper products.  The contract is with ENI S.p.A., an international energy supplier acting in approximately 70 countries.

The contract is for the period April 1, 2007 to April 1, 2008.  The absolute value of the natural gas and distribution to be provided under this contract is estimated at approximately $9 to $10 million annually (based on estimated energy consumption and  current foreign currency exchange rates) during the contractual period.  The contract provides for a fixed price amount per month plus a variable price for each unit of energy used up to a maximum daily volume.  The contract may be renewed with all terms and conditions remaining in force with the exception of volumes and contract prices, which are subject to negotiation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

	By:	/s/ PETER J. THOMPSON
Peter J. Thompson
Chief Financial Officer and Treasurer
Dated: October 10, 2006